Exhibit 23(a)

Consent of Independent Auditors

The Board of Directors

Brinker International, Inc.:

We consent to the use of our report dated July 31, 2002, except for Note 13, as to which the date is as of August 6, 2002, with respect to the consolidated financial statements of Brinker International, Inc. and subsidiaries as of June 26, 2002 and June 27, 2001 and for each of the years in the three-year period ended June 26, 2002, incorporated herein by reference.

                                                            KPMG LLP

Dallas, Texas
May 30, 2003